REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------

                            CHELSEA GCA REALTY, INC.

             (Exact name of registrant as specified in its charter)

               MARYLAND                            22-3251332
   (State or other jurisdiction                 (I.R.S. employer
  of incorporation or organization)            identification no.)

                             103 EISENHOWER PARKWAY
                           ROSELAND, NEW JERSEY 07068
                                 (973) 228-6111
                    (Address of principal executive offices)

                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                MARTIN H. NEIDELL
                          STROOCK & STROOCK & LAVAN LLP
                                 180 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                     (Name and address of agent for service)

                                 (212) 806-5836
          (Telephone number, including area code of agent for service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

                                              PROPOSED       PROPOSED
                                              MAXIMUM        MAXIMUM
                              AMOUNT          OFFERING       AGGREGATE      AMOUNT OF
TITLE OF SECURITIES           TO BE           PRICE          OFFERING     REGISTRATION
TO BE REGISTERED            REGISTERED        PER SHARE(1)   PRICE             FEE

Common Stock
$.01 par value . . . .       500,000         $ 35.50         $ 17,750,000  $ 5,237
                             shares(2)

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) on the basis of the closing price for a share of Common Stock of Registrant as reported on the New York Stock
         Exchange.

(2) There are also being registered hereunder such additional shares as may be issued pursuant to the anti-dilution provisions of the plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Note: The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act. See Rule 428(a)(1) under the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; and

     (d) Item 1 of the Registrant's Registration Statement on Form 8-A, as amended, filed September 8, 1993 to register the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Articles of Incorporation and By-laws of the Registrant provide for the Registrant to indemnify its officers, directors and employees to the fullest extent permitted by the Maryland General Corporation Law against certain liabilities and expenses.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
NUMBER

5      - Opinion of Stroock & Stroock & Lavan LLP.

23(a)  - Consent of Stroock & Stroock & Lavan LLP. Included in Exhibit 5 to this
         Registration Statement.

23(b)  - Consent of Ernst & Young LLP.

24     - Power of Attorney (included on signature page).

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseland, State of New Jersey, on the 24th of August, 1998.


                                     CHELSEA GCA REALTY, INC.
                                     (Registrant)


                                     By:/S/ DAVID C. BLOOM
                                        -----------------------
                                        David C. Bloom
                                        Chairman of the Board and
                                        Chief Executive Officer


                                POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes David C. Bloom, Leslie T. Chao, Michael J. Clarke and Denise
M. Elmer, and each of them acting individually, with full power of substitution to file one or more amendments, including Post-Effective Amendments, to this Registration Statement, which Amendments may make such changes as any of them deems appropriate, and each person whose signature appears below, individually and in each capacity stated below, hereby appoints David C. Bloom, Leslie T. Chao, Michael J. Clarke and Denise M. Elmer, and each of them acting individually, with full power of substitution, as Attorney-in-Fact to execute his name and on his behalf to file any such Amendments to this Registration Statement.


SIGNATURE                    TITLE                            DATE

/S/ DAVID C. BLOOM           Chairman of the Board and        August 24, 1998
-----------------------      Chief Executive Officer
David C. Bloom               (Principal Executive
                             Officer)

/S/ BARRY M. GINSBURG        Director and Chairman of         August 24, 1998
-----------------------      the Executive Committee
Barry M. Ginsburg

/S/ LESLIE T. CHAO           President and Chief              August 24, 1998
-----------------------      Financial Officer
Leslie T. Chao               (Principal Financial
                             Officer)

/S/ MICHAEL J. CLARKE        Vice President - Finance         August 24, 1998
-----------------------      (Principal Accounting
Michael J. Clarke            Officer)

/S/ WILLIAM D. BLOOM         Director                         August 24, 1998
-----------------------
William D. Bloom

/S/ BRENDAN T. BYRNE         Director                         August 24, 1998
-----------------------
Brendan T. Byrne

/S/ ROBERT FROMMER           Director                         August 24, 1998
-----------------------
Robert Frommer

/S/ PHILIP D. KALTENBACHER   Director                         August 24, 1998
--------------------------
Philip D. Kaltenbacher

/S/ REUBEN S. LEIBOWITZ      Director                         August 24, 1998
------------------------
Reuben S. Leibowitz

                                  EXHIBIT INDEX


Exhibit                                                          Page
NUMBER            DESCRIPTION                                    NUMBER

5                 Opinion of Stroock & Stroock & Lavan LLP.

23(a)             Consent of Stroock & Stroock & Lavan LLP.
                  Included in Exhibit 5 to this
                  Registration Statement

23(b)             Consent of Ernst & Young LLP.

24                Power of Attorney (included on signature page).